                                                                   EXHIBIT 4.37

    THIS WARRANT IS NOT ASSIGNABLE BY THE HOLDER WITHOUT THE EXPRESS WRITTEN
      CONSENT OF THE COMPANY DELIVERED TO THE ASSIGNEE AT THE TIME OF SUCH ASSIGNMENT AND ANY PURPORTED ASSIGNMENT MADE IN VIOLATION OF THIS PROVISION
                SHALL RENDER THIS WARRANT VOID AND OF NO EFFECT.

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.



                           QUEEN SAND RESOURCES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                                        Number of Shares: _________
Series
Date of Issuance: March ____ 1999

Queen Sand Resources, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, NORTHERN TIER ASSET MANAGEMENT, INC. (the "HOLDER") is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) _____________ fully paid nonassessable shares of Common Stock (as defined in Section 1(b)) of the Company (the "WARRANT SHARES") at the purchase price per share provided in Section 1(b) below (the " EXERCISE PRICE"); provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes, convertible preferred stock, warrants or rights to receive shares of Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The Holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

         Section 1.

                  (a) Consulting Agreement. This Warrant is one of the warrants (the "COMMON STOCK WARRANTS") issued pursuant to that certain Consulting Agreement, dated as of April 9 1999, between the Company and the Holder, (, the "CONSULTING AGREEMENT").

                  (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                      "BUSINESS DAY" means any day except Saturday, Sunday and any day which is designated in the State of New York as a legal holiday or a day on which banking institutions are authorized or legally required or other government action to close.

                      "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on The Nasdaq SmallCap Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if The Nasdaq SmallCap Market is not the principal trading market for such security, the last closing bid price of such security on a Subsequent Market (as defined below) on which such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders the Common Stock Warrants. If the Company and the Holders of the Common Stock Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to
Section 2(a) of this

Warrant with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                      "COMMON STOCK" means (I) the Company's common stock, par value $.0015 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                      "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to
Section 8 or Convertible Securities (as defined in Section 8) are actually exercisable or convertible at such time, but excluding any shares of Common Stock issuable upon exercise of the Common Stock Warrants.

                      "ESCROW AGENT" means Alan R. Turem, having an office at 4651 Roswell Road, Suite B-105 Atlanta, Georgia 30342.

                      "EXERCISE PRICE" shall be $1.50, subject to adjustment as hereinafter provided.

                      "EXPIRATION DATE" means the ______________

                      "DEEMED MAXIMUM MARKET PRICE" means, with respect to any security for any date, the lesser of [$2.00/$2.50/$3.00] and the average of the Closing Bid Prices for such security during the three (3) consecutive trading days immediately preceding such date.

                      "OTHER SECURITIES" means (i) those convertible securities, options and warrants of the Company issued prior to, and outstanding on, the date of issuance of this Warrant, (ii) the Repricing Common Shares (as defined in the Securities Purchase Agreements dated as of July 8, 1998 and November 10, 1998), (iii) shares of Common Stock, and warrants or other securities that are convertible into or exchangeable for shares of Common Stock, issuable in connection with the subsequent acquisition by the Company of oil and natural gas companies (whether by merger, purchase of shares or exchange) or properties, and (vi) rights of JEDI (as defined in the Purchase Agreement) under Section 7.01 of the Securities Purchase Agreement, dated as of March 27, 1997, between the Company and JEDI (as such agreement is in effect on the date of the issuance of this Warrant) arising from any issuances described in in this definition.

                      "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity or organization.

                      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated the date hereof, between the Company and the Holder entered into in connection with the Consulting Agreement.

                      "SECURITIES ACT" means the Securities Act of 1933, as amended.

                      "SUBSEQUENT MARKET" means any of the New York Stock Exchange, American Stock Exchange or Nasdaq National Market or any other public stock exchange on which the Company's Securities are listed for trading.

                      "TRADING DAY" means (a) a day on which the Common Stock is listed for trading on the Nasdaq SmallCap Market or on a Subsequent Market or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then a Trading Day shall be a Business Day.

                      "WARRANT" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

                  (c) Other Definitional Provisions.

                      (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

                      (ii) When used in this Warrant, the words "HEREIN," "HEREOF," and "HEREUNDER," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "SECTION," "SCHEDULE," and "EXHIBIT" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

                      (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

         Section 2. Exercise of Warrant.

                  (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time and from time to time in whole or in part provided that, without the prior written authorization of the Company, the Holder may not exercise this Warrant before May 15,

1999 and then only if the warrants of all series having a lesser series number than this Warrant have been exercised in full and 30 days have expired since the last exercise of any warrant having a lesser series number. For the purposes of this paragraph, series 1 and 2 shall be considered as one series. Exercise may be done at any time during normal business hours on any business day on or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Time on the Expiration Date by delivery to the Escrow Agent and the Company in the manner specified below of (i) a written notice of such Holder's election to exercise this Warrant which notice shall be in the form attached as Exhibit A hereto, (the "EXERCISE NOTICE"), and shall specify the number of Warrant Shares to be purchased and the other information set out therein, (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or by check or wire transfer payable to the Company in immediately available funds, and (iii) the surrender of this Warrant. Provided, that if such Warrant Shares are to be issued in any name other than that of the registered Holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable and the Exercise Notice shall be accompanied by such additional documentation as may be required by that Section. Such Exercise Notice, payment, Warrant and other documentation required for exercise shall be delivered to the Escrow Agent at the address set out in Section 1 with a copy of the Exercise Notice being delivered simultaneously to the Company.

                  In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the Holder hereof and registered in the name of, or as directed by, the Holder, shall be delivered at the Company's expense to, or as directed by, such Holder as soon as practicable after such rights shall have been so exercised, and in any event no later than five (5) business days after delivery of the Exercise Notice to the Escrow Agent. In the case of a dispute as to the determination of the Exercise Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one business day of receipt of the Holder's subscription notice. If the Holder and the Company are unable to agree upon the determination of the Exercise Price or arithmetic calculation of the Warrant Shares within one day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall immediately submit via facsimile (I) the disputed determination of the Exercise Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from receipt of the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

                  (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the Holder thereof shall be deemed for all corporate purposes to have become the Holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the Holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

                  (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

                  (d) Notwithstanding anything contained herein to the contrary, the Holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula:

         Net Number = Y x (A - B)/B

         For purposes of the foregoing formula:

                  Y = the total number shares with respect to which this Warrant is then being exercised.

                  A = is the lesser of (i) the Deemed Maximum Market Price applicable to the particular block and (ii) the average of the closing bid prices of the common stock for 5 trading days immediately prior to but not including the Exercise Date.

                  B = the Exercise Price then in effect at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder hereof, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

         Section 3. Covenants as to Common Stock; Certain Registrations. The Company hereby covenants and agrees as follows:

                  (a) This Warrant is, and any Common Stock Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                  (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Exercise Price.

                  (d) The Company shall list the Warrant Shares within 10 days of the date of this Warrant on the Nasdaq SmallCap Market and each other Subsequent Market on which the Common Stock is then listed or traded and shall maintain such listing for so long as any other shares of Common Stock shall be so listed.

                  (e) The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

         Section 5. Warrant Holder Deemed Not a StockHolder. Except as otherwise specifically provided herein, no Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the Holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         Section 6. Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "ACCREDITED INVESTOR"). Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale other than pursuant to an effective registration statement or an exemption under the Securities Act and that such Holder is an Accredited Investor. Notwithstanding the foregoing, by making the representations herein, the Holder does not agree to hold the Warrant or the Warrant Shares for any minimum or other specified term and reserves the right to dispose of the Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States or state securities laws.

         Section 7. Ownership and Transfer.

                  (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                  (b) The Holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) except as provided below, neither the Company nor any other person is under any obligation to register the Common Stock Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as may be expressly set out herein.

                  (c) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement and the Holder of this Warrant is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

         Section 8. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                  (a) Adjustment of Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

                  (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that Holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the Holders of the Common Stock Warrants representing a majority of the shares of Common Stock issuable upon exercise of such Common Stock Warrants then outstanding) to ensure that each of the Holders of the Common Stock Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder's Common Stock Warrants, such shares of stock, securities or assets as may be issued or payable in the Organic Change with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder's Common Stock Warrants had such Organic Change not taken place (without taking into account any limitations or restrictions on exercise). In any such case, the Company will make appropriate provision (in form and substance satisfactory to the Holders of the Common Stock Warrants representing a majority of the shares of Common Stock issuable upon exercise of such Common Stock Warrants then outstanding) with respect to such Holders' rights and interests to insure that the provisions of this Section 8 and Section 9 will thereafter be applicable to the Common Stock Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of shares of Common Stock acquirable and receivable upon exercise of the Common Stock Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The terms of any documents evidencing an Organic Change shall include such terms as to give effect to the tenor of this provision and evidencing the obligation to deliver to each Holder of Common Stock Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

                  (c) Distribution of Assets. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to Holders of Common Stock as a partial liquidating dividend, by way or return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then the Holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, after the record date for determining shareHolders entitled to receive such Distribution, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the Holder of such shares of Common Stock on the record date for determination of stockholders entitled to such Distribution.

                  (d) Notices.

                      (i) Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the Holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

                      (ii) The Company will give written notice to the Holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to Holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation and in no event shall such notice be provided to such Holder prior to such information being made known to the public.

                      (iv) The Company will also give written notice to the Holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall such notice be provided to such Holder prior to such information being made known to the public.

         Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         Section 10. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when delivered by a delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                 If to the Company:

                           Queen Sand Resources, Inc.
                           13760 Noell Rd., Suite 1030
                           Dallas, Texas 75240-7336
                           Telephone: 941-233-9906
                           Facsimile: 941-233-9575
                           Attention: Bruce I. Benn, Executive Vice President
                 and

                           Queen Sand Resources, Inc.
                           30 Metcalfe Street, Suite 620
                           Ottawa, Ontario, Canada K1P 5L4
                           Telephone: 613-230-7211
                           Facsimile: 613-230-6055
                           Attention: Bruce I. Benn, Executive Vice President

                 With copy to:

                           Haynes and Boone, LLP
                           901 Main Street, Suite 3100
                           Dallas, Texas 75202
                           Telephone: (214) 651-5553
                           Facsimile: (214) 651-5940
                           Attention: William L. Boeing, Esq.

                 If to a Holder of this Warrant, to it at the address set forth below such Holder's signature on the signature page hereof.

Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

         Section 11. Miscellaneous.

         (a) Waiver and Modification - This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or Holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

         (b) Headings - The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (c) Governing Law - This Warrant shall be governed by and interpreted under the laws of the State of Delaware without regard to principles of conflicts of law thereof.

         (d) Escrow Delivery - Pending exercise or cancellation, this Warrant shall be delivered to and held by the Escrow Agent in accordance with the terms of the Escrow Agreement entered into between the parties and the Escrow Agent as of even date herewith.

         (e) Cancellation Upon termination of the Consulting Agreement the Company may cancel any unexercised portion of this Warrant without notice or compensation to the Holder.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer as of the date first indicated above.


                          QUEEN SAND RESOURCES, INC.



                          By:
                             --------------------------------------------------
                          Name:
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------

                              EXHIBIT A TO WARRANT

                               SUBSCRIPTION FORM
        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
                           QUEEN SAND RESOURCES, INC.

         The undersigned Holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("WARRANT SHARES") of Queen Sand Resources, Inc., a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

          1.   Form of Warrant Exercise Price.

               The Holder intends that payment of the Exercise Price shall be made as:

               (a) "Cash Exercise" with respect to ______________________ Warrant Shares; and/or

               (b) "Cashless Exercise" with respect to ___________________ Warrant Shares (to the extent permitted by the terms of the Warrant).

          2. Payment of Warrant Exercise Price. In the event and to the extent that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant based on an Exercise Price of $___________.

          3. Determination of Cashless Exercise. In the event and to the extent that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the number of Warrant Shares shall be determined in accordance with the terms of the Warrant based on a Closing Bid Price of $___________ and an Exercise Price of $__________.

          4. Delivery of Warrant Shares. The Company shall deliver to the Holder __________ Warrant Shares in accordance with the terms of the Warrant to the persons whose names appear below in the number of certificates as indicated beside their respective names:

               Name
                                             -----------------------------
               Address
                                             -----------------------------
               Number of Shares
                                             -----------------------------
               Number of Certificates
                                             -----------------------------

Date:__________________, _____


   Name of Registered Holder

By:
   ---------------------------
   Name:
   Title:

                              EXHIBIT B TO WARRANT

                             FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of Queen Sand Resources, Inc., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  ___________________



                                          ------------------------------------

                                          By:
                                               -------------------------------
                                          Its:
                                               -------------------------------